The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Notes until the pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Notes and we are not soliciting offers to buy these Notes in any state where the offer or sale is not permitted.

Subject to Completion

PRELIMINARY PRICING SUPPLEMENT

Dated April 22, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-283672

(To Prospectus dated February 6, 2025, Index Supplement dated February 6, 2025 and Product Supplement dated February 6, 2025)

UBS AG $• Trigger Callable Contingent Yield Notes

Linked to the least performing of the shares of the State Street® Utilities Select Sector SPDR® ETF, the shares of the iShares® 20+ Year Treasury Bond ETF, the Nasdaq-100 Index® and the Russell 2000® Index due on or about October 28, 2030

Investment Description

UBS AG Trigger Callable Contingent Yield Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the least performing of the shares of the State Street® Utilities Select Sector SPDR® ETF, the shares of the iShares® 20+ Year Treasury Bond ETF, the Nasdaq-100 Index® and the Russell 2000® Index (each, an “underlying asset” and together the “underlying assets”). We also refer to an exchange-traded fund as an “ETF”, an underlying asset that is a share of an ETF as an “underlying equity” and an underlying asset that is an index as an “underlying index” herein. UBS will pay a contingent coupon on the related coupon payment date only if the closing level of each underlying asset on the applicable observation date (including the final valuation date) is equal to or greater than its coupon barrier. Otherwise, no contingent coupon will be paid for the relevant coupon payment date. UBS may elect to call the Notes early in whole, but not in part (an “issuer call”), regardless of the closing levels of the underlying assets on any observation date (monthly, beginning after 3 months) other than the final valuation date. If UBS elects to call the Notes prior to maturity, UBS will pay you on the coupon payment date corresponding to such observation date (the “call settlement date”) a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be owed to you under the Notes. If UBS does not elect to call the Notes and the closing level of each underlying asset on the final valuation date (the “final level”) is equal to or greater than its downside threshold, at maturity, UBS will pay you a cash payment per Note equal to the principal amount. If, however, UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, at maturity, UBS will pay you a cash payment per Note that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the percentage decline in the closing level of the underlying asset with the lowest underlying return (the “least performing underlying asset”) from its initial level to its final level over the term of the Notes and, in extreme situations, you could lose all of your initial investment. Investing in the Notes involves significant risks. You will lose a significant portion or all of your initial investment if UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold. You may not receive any contingent coupons during the term of the Notes. You will be exposed to the market risk of each underlying asset on each observation date, including the final valuation date, and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. UBS may elect to call the Notes prior to maturity at its discretion regardless of the performance of the underlying assets. Higher contingent coupon rates are generally associated with a greater risk of loss. The contingent repayment of principal only applies if you hold the Notes until the maturity date. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the Notes and you could lose all of your initial investment.

Features	Key Dates*

•

Potential for Periodic Contingent Coupons — UBS will pay a contingent coupon on a coupon payment date if the closing level of each underlying asset is equal to or greater than its coupon barrier on the applicable observation date (including the final valuation date). Otherwise, if the closing level of any underlying asset is less than its coupon barrier on the applicable observation date, no contingent coupon will be paid for the relevant coupon payment date.

•

Issuer Call Feature — UBS may elect to call the Notes in whole, but not in part, regardless of the closing levels of the underlying assets on any observation date (monthly, beginning after 3 months) other than the final valuation date. If UBS elects to call the Notes prior to maturity, UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be owed to you under the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee.

•

Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure — If UBS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its downside threshold, at maturity, UBS will pay you a cash payment per Note equal to the principal amount. If, however, UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, at maturity, UBS will pay you a cash payment per Note that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment. The contingent repayment of principal applies only if you hold the Notes to maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Strike Date

April 23, 2026

Trade Date**

April 23, 2026

Settlement Date**

April 28, 2026

Observation Dates

Monthly (callable after 3 months) (see page 4)

Final Valuation Date

October 23, 2030

Maturity Date

October 28, 2030

*Expected. See page 2 for additional details.

**We expect to deliver the Notes against payment on the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes in the secondary market on any date prior to one business day before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Notes at maturity, and the Notes may have the same downside market risk as that of the least performing underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.

You should carefully consider the risks described under “Key Risks” beginning on page 5 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose a significant portion or all of your initial investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.

Note Offering

The final terms of the Notes will be set on the strike date.

Underlying Assets	Bloomberg Tickers	Contingent Coupon Rate	Initial Levels	Downside Thresholds	Coupon Barriers	CUSIP	ISIN
Shares of the State Street® Utilities Select Sector SPDR® ETF	XLU	11.30% per annum	$•	$ •, 60.00% of its Initial Level	$ •, 70.00% of its Initial Level	90310ELW3	US90310ELW39
Shares of the iShares® 20+ Year Treasury Bond ETF	TLT		$•	$ •, 60.00% of its Initial Level	$ •, 70.00% of its Initial Level
Nasdaq-100 Index®	NDX		•	•, 60.00% of its Initial Level	•, 70.00% of its Initial Level
Russell 2000® Index	RTY		•	•, 60.00% of its Initial Level	•, 70.00% of its Initial Level

The estimated initial value of the Notes as of the trade date is expected to be between $956.20 and $986.20. The range of the estimated initial value of the Notes was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Estimated Value Considerations” and “Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 8 herein.

See “Additional Information About UBS and the Notes” on page ii. The Notes will have the terms set forth in the accompanying product supplement relating to the Notes dated February 6, 2025, the accompanying prospectus dated February 6, 2025 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Notes	Issue Price to Public(1)	Underwriting Discount(1)(2)			Proceeds to UBS AG(2)
	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to the least performing of the shares of the State Street® Utilities Select Sector SPDR® ETF, the shares of the iShares® 20+ Year Treasury Bond ETF, the Nasdaq-100 Index® and the Russell 2000® Index	•	$1,000.00	•	$3.00	•	$997.00

(1) Notwithstanding the underwriting discount received by one or more third party dealers from UBS Securities LLC described below, certain registered investment advisers or fee-based advisory accounts unaffiliated from UBS may purchase Notes from such third-party dealer at a purchase price of at least $997.00 per principal amount of the Notes, and such third party dealer, with respect to such sales, may forgo some or all of the underwriting discount.

(2) Our affiliate, UBS Securities LLC, will receive an underwriting discount of $3.00 per Note sold in this offering. UBS Securities LLC intends to re-allow the full amount of this discount to one or more third-party dealers. Certain of such third-party dealers may resell the Notes to other securities dealers at the issue price to the public less an underwriting discount of up to the underwriting discount received.

UBS Securities LLC	UBS Investment Bank

Additional Information About UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by an index supplement and a product supplement for the Notes) with the Securities and Exchange Commission (the “SEC”), for the offering to which this document relates. You should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at sec.gov as follows:

• Market-Linked Securities product supplement dated February 6, 2025:

http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

• Index Supplement dated February 6, 2025:

http://www.sec.gov/Archives/edgar/data/1114446/000183988225007688/ubs_424b2-03745.htm

• Prospectus dated February 6, 2025:

http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Callable Contingent Yield Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to the “accompanying product supplement” or “Market-Linked Securities product supplement” mean the UBS product supplement, dated February 6, 2025, references to the “index supplement” mean the UBS index supplement, dated February 6, 2025 and references to the “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated February 6, 2025.

This document, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes.

If there is any inconsistency between the terms of the Notes described in the accompanying prospectus, the accompanying product supplement , the accompanying index supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third, the accompanying index supplement; and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Notes may be suitable for you if:	The Notes may not be suitable for you if:

•

You fully understand the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your initial investment.

•

You understand and accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each observation date (including the final valuation date) and that you will lose a significant portion or all of your initial investment if the final level of any underlying asset is less than its downside threshold.

•

You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a hypothetical investment in the least performing underlying asset or the stocks comprising the least performing underlying asset (its “underlying equity constituents”) and, with respect to an underlying equity, the other assets comprising such underlying equity (together with the underlying equity constituents, the “underlying constituents”).

•

You are willing to receive few or no contingent coupons and believe that the closing level of each underlying asset will be equal to or greater than its coupon barrier on each observation date and that the final level of each underlying asset will be equal to or greater than its downside threshold.

•

You understand and accept that you will not participate in any appreciation in the level of any of the underlying assets and that your potential return is limited to any contingent coupons.

•

You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.

•

You are willing to invest in the Notes based on the contingent coupon rate specified on the cover hereof.

•

You are willing to invest in the Notes based on the downside thresholds and coupon barriers specified on the cover hereof.

•

You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on an underlying equity or the underlying constituents.

•

You are willing to invest in Notes that UBS may elect to call prior to maturity and you are otherwise willing to hold such Notes to maturity and you accept that there may be little or no secondary market for the Notes.

•

You understand and are willing to accept the risks associated with the underlying assets.

•

You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any payments due to you including any repayment of principal.

•

You understand that the estimated initial value of the Notes determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Notes, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

•

You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your initial investment.

•

You do not understand or are unwilling to accept that an investment in the Notes is linked to the performance of the least performing underlying asset and not a basket of the underlying assets, that you will be exposed to the individual market risk of each underlying asset on each observation date (including the final valuation date) or that you will lose a significant portion or all of your initial investment if the final level of any underlying asset is less than its downside threshold.

•

You require an investment designed to provide a full return of principal at maturity.

•

You cannot tolerate a loss of a significant portion or all of your initial investment or you are not willing to make an investment that may have the same downside market risk as a hypothetical investment in the least performing underlying asset or its underlying constituents.

•

You are unwilling to receive few or no contingent coupons during the term of the Notes or believe that the closing level of at least one of the underlying assets will decline during the term of the Notes and is likely to be less than its coupon barrier on each observation date or that the final level of any underlying asset will be less than its downside threshold.

•

You seek an investment that participates in the appreciation in the levels of the underlying assets or that has unlimited return potential.

•

You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the underlying assets.

•

You are unwilling to invest in the Notes based on the contingent coupon rate specified on the cover hereof.

•

You are unwilling to invest in the Notes based on the downside thresholds or coupon barriers specified on the cover hereof.

•

You seek guaranteed current income from your investment or prefer to receive any dividends paid on an underlying equity or the underlying constituents.

•

You are unable or unwilling to hold Notes that UBS may elect to call prior to maturity, or you are otherwise unable or unwilling to hold such Notes to maturity or you seek an investment for which there will be an active secondary market.

•

You do not understand or are unwilling to accept the risks associated with the underlying assets.

•

You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances. You are urged to consult your investment, legal, tax, accounting and other advisors and carefully consider the suitability of an investment in the Notes in light of your particular circumstances. You should review “Information About the Underlying Assets ” herein for more information on the underlying assets. You should also review carefully the “Key Risks” section herein for risks related to an investment in the Notes.

Preliminary Terms

Issuer:

UBS AG, London Branch

Principal Amount:

$1,000 per Note

Term:

Approximately 54 months, unless UBS elects to call the Notes. In the event that we make any change to the expected strike date, trade date and settlement date, the calculation agent may adjust the observation dates (including the final valuation date), as well as the related coupon payment dates (including the maturity date) to ensure that the stated term of the Notes remains the same.

Underlying Assets:

The shares of the State Street® Utilities Select Sector SPDR® ETF, the shares of the iShares® 20+ Year Treasury Bond ETF, the Nasdaq-100 Index® and the Russell 2000® Index

Contingent Coupon and Contingent Coupon Rate:

If the closing level of each underlying asset is equal to or greater than its coupon barrier on any observation date (including the final valuation date), UBS will pay you the contingent coupon applicable to such observation date on the related coupon payment date.

If the closing level of any underlying asset is less than its coupon barrier on any observation date (including the final valuation date), the contingent coupon applicable to such observation date will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date.

The contingent coupon is a fixed amount based upon equal periodic installments at a per annum rate (the “contingent coupon rate”). The table below sets forth the contingent coupon rate and contingent coupon for each Note that would be applicable to each observation date on which the above conditions are satisfied.

Contingent Coupon Rate 11.30% per annum

Contingent Coupon $9.4167

Contingent coupons on the Notes are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of any underlying asset is less than its coupon barrier.

Issuer Call Feature:

UBS may elect to call the Notes in whole, but not in part, regardless of the closing levels of the underlying assets on any observation date (monthly, beginning after 3 months) other than the final valuation date.

If UBS elects to call the Notes prior to maturity, UBS will pay you on the corresponding coupon payment date (the “call settlement date”) a cash payment per Note equal to your principal amount plus any contingent coupon otherwise due (the “call settlement amount”), and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee.

Payment at Maturity (per Note):

If UBS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its downside threshold, UBS will pay you a cash payment equal to:

Principal Amount of $1,000

If UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, UBS will pay you a cash payment that is less than the principal amount, if anything, equal to:

$1,000 x (1+ Underlying Return of the Least Performing Underlying Asset)

In this scenario, you will suffer a percentage loss on your initial investment equal to the underlying return of the least performing underlying asset regardless of the underlying return of any other underlying asset and, in extreme situations, you could lose all of your initial investment.

Underlying Return:

With respect to each underlying asset, the quotient, expressed as a percentage, of the following formula:

Least Performing Underlying Asset:

The underlying asset with the lowest underlying return as compared to any other underlying asset.

Downside Threshold:(1)

A specified level of each underlying asset that is less than its respective initial level, equal to a percentage of its initial level, as specified on the cover hereof.

Coupon Barrier:(1)

A specified level of each underlying asset that is less than its respective initial level, equal to a percentage of its initial level, as specified on the cover hereof.

Initial Level:(1)

The closing level of each underlying asset on the strike date.

Final Level:(1)

The closing level of each underlying asset on the final valuation date.

(1) As determined by the calculation agent and as may be adjusted as described under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” with respect to an underlying index, and under “— Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” with respect to an underlying equity, in each case as described in the accompanying product supplement.

Investment Timeline

The initial level of each underlying asset is observed and the final terms of the Notes are set.

If the closing level of each underlying asset is equal to or greater than its coupon barrier on any observation date (including the final valuation date), UBS will pay you the contingent coupon applicable to that observation date on the relevant coupon payment date.

If the closing level of any underlying asset is less than its coupon barrier on any observation date (including the final valuation date), the contingent coupon applicable to that observation date will not accrue or be payable and UBS will not make any payment to you on the relevant coupon payment date.

UBS may elect to call the Notes in whole, but not in part, on any observation date (monthly, beginning after 3 months) other than the final valuation date regardless of the closing levels of the underlying assets.

If UBS elects to call the Notes prior to maturity, UBS will pay you on the call settlement date a cash payment per Note equal to the principal amount plus any contingent coupon otherwise due, and no further payments will be made on the Notes. Before UBS elects to call the Notes, UBS will deliver written notice to the trustee.

The final level of each underlying asset is observed on the final valuation date, the underlying return of each underlying asset is calculated and the least performing underlying asset is determined.

If UBS does not elect to call the Notes and the final level of each underlying asset is equal to or greater than its downside threshold, UBS will pay you a cash payment per Note equal to:

Principal Amount of $1,000

If UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, UBS will pay you a cash payment per Note that is less than the principal amount, if anything, equal to:

$1,000 x (1+ Underlying Return of the Least Performing Underlying Asset)

In this scenario, you will suffer a percentage loss on your initial investment equal to the underlying return of the least performing underlying asset, regardless of the underlying return of any other underlying asset and, in extreme situations, you could lose all of your initial investment.

Investing in the Notes involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any payments owed to you under the Notes and you could lose all of your initial investment.

You will lose a significant portion or all of your initial investment if UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold. You may not receive any contingent coupons during the term of the Notes. You will be exposed to the market risk of each underlying asset on each observation date (including the final valuation date) and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. UBS may elect to call the Notes at its discretion on any observation date (monthly, beginning after 3 months) other than the final valuation date, regardless of the performance of the underlying assets.

Observation Dates(1) and Coupon Payment Dates(1)(2)

Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates
May 26, 2026*	May 29, 2026*	January 24, 2028	January 27, 2028	September 24, 2029	September 27, 2029
June 23, 2026*	June 26, 2026*	February 23, 2028	February 28, 2028	October 23, 2029	October 26, 2029
July 23, 2026*	July 28, 2026	March 23, 2028	March 28, 2028	November 23, 2029	November 28, 2029
August 24, 2026	August 27, 2026	April 24, 2028	April 27, 2028	December 24, 2029	December 28, 2029
September 23, 2026	September 28, 2026	May 23, 2028	May 26, 2028	January 23, 2030	January 28, 2030
October 23, 2026	October 28, 2026	June 23, 2028	June 28, 2028	February 25, 2030	February 28, 2030
November 23, 2026	November 27, 2026	July 24, 2028	July 27, 2028	March 25, 2030	March 28, 2030
December 23, 2026	December 29, 2026	August 23, 2028	August 28, 2028	April 23, 2030	April 26, 2030
January 25, 2027	January 28, 2027	September 25, 2028	September 28, 2028	May 23, 2030	May 29, 2030
February 23, 2027	February 26, 2027	October 23, 2028	October 26, 2028	June 24, 2030	June 27, 2030
March 23, 2027	March 29, 2027	November 24, 2028	November 29, 2028	July 23, 2030	July 26, 2030
April 23, 2027	April 28, 2027	December 26, 2028	December 29, 2028	August 23, 2030	August 28, 2030
May 24, 2027	May 27, 2027	January 23, 2029	January 26, 2029	September 23, 2030	September 26, 2030
June 23, 2027	June 28, 2027	February 23, 2029	February 28, 2029	Final Valuation Date	Maturity Date
July 23, 2027	July 28, 2027	March 23, 2029	March 28, 2029
August 23, 2027	August 26, 2027	April 23, 2029	April 26, 2029
September 23, 2027	September 28, 2027	May 23, 2029	May 29, 2029
October 25, 2027	October 28, 2027	June 25, 2029	June 28, 2029
November 23, 2027	November 29, 2027	July 23, 2029	July 26, 2029
December 23, 2027	December 29, 2027	August 23, 2029	August 28, 2029

*	The Notes are not callable until the first potential call settlement date, which is July 28, 2026.

(1)	Subject to the market disruption event provisions set forth in the accompanying product supplement.
(2)	Three business days following each observation date, except that the coupon payment date for the final valuation date is the maturity date.

Key Risks

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to a hypothetical investment in the least performing underlying asset. Some of the key risks that apply to the Notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the Notes in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes.

Risks Relating to Return Characteristics

•

Risk of loss at maturity - The Notes differ from ordinary debt securities in that UBS will not necessarily make periodic coupon payments or repay the full principal amount of the Notes at maturity. If UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment.

•

The stated payout from the issuer applies only if you hold your Notes to maturity - You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to an issuer call or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of each underlying asset at such time is equal to or greater than its downside threshold. All payments on the Notes are subject to the creditworthiness of UBS.

•

You may not receive any contingent coupons with respect to your Notes - UBS will not necessarily make periodic coupon payments on the Notes. If the closing level of any underlying asset is less than its respective coupon barrier on an observation date, UBS will not pay you the contingent coupon applicable to such observation date. This will be the case even if the closing level of each other underlying asset is equal to or greater than its respective coupon barrier on that observation date. If the closing level of any underlying asset is less than its coupon barrier on each observation date, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.

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Your potential return on the Notes is limited to any contingent coupons, you will not participate in any appreciation of any underlying asset or underlying constituents and you will not receive dividend payments on an underlying equity or have the same rights as holders of an underlying equity or any underlying equity constituents - The return potential of the Notes is limited to the pre-specified contingent coupon rate, regardless of any appreciation of the underlying assets. In addition, your return on the Notes will vary based on the number of observation dates, if any, on which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may elect to call the Notes as early as the first potential call settlement date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Further, if UBS elects to call the Notes prior to maturity, you will not receive any contingent coupons or any other payment in respect of any coupon payment date after the call settlement date, and your return on the Notes could be less than if the Notes remained outstanding until maturity. If UBS does not elect to call the Notes, you may be subject to the decline of the least performing underlying asset even though you cannot participate in any appreciation in the level of any underlying asset. As a result, the return on an investment in the Notes could be less than the return on a hypothetical direct investment in any or all of the underlying assets or underlying constituents. In addition, as an owner of the Notes, you will not receive or be entitled to receive any dividend payments or other distributions on an underlying equity during the term of the Notes, and any such dividends or distributions will not be factored into the calculation of any payments on your Notes. Similarly, you will not have voting rights or any other rights of a holder of an underlying equity or any underlying equity constituents.

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A higher contingent coupon rate or lower downside thresholds or coupon barriers may reflect greater expected volatility of the underlying assets, and greater expected volatility generally indicates an increased risk of loss at maturity - The economic terms for the Notes, including the contingent coupon rate, coupon barriers and downside thresholds, are based, in part, on the expected volatility of each underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of each underlying asset. The greater the expected volatility of each underlying asset as of the strike date, the greater the expectation is as of that date that the closing level of an underlying asset could be less than its respective coupon barrier on the observation dates and that the final level of an underlying asset could be less than its respective downside threshold and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or lower downside thresholds and/or coupon barriers than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower downside thresholds and/or coupon barriers may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the downside market risk of the least performing underlying asset and the potential to lose a significant portion or all of your initial investment.

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UBS may elect to call the Notes prior to maturity and the Notes are subject to reinvestment risk - UBS may elect to call the Notes at its discretion prior to the maturity date, beginning on the first potential call settlement date, and if UBS elects to call your Notes early, you will no longer have the opportunity to receive any contingent coupons after the applicable call settlement date. In the event that UBS elects to call the Notes prior to maturity, there is no guarantee that you would be able to reinvest the proceeds at a comparable rate of return and/or with a comparable contingent coupon rate for a similar level of risk. Further, UBS’ right to call the Notes may also adversely impact your ability to sell your Notes in the secondary market.

It is more likely that UBS will elect to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are greater than the interest that would be payable on other instruments issued by UBS of comparable maturity, terms and credit rating trading in the market. The greater likelihood of UBS calling the Notes in that environment increases the risk that you will not be able to reinvest the proceeds from the called Notes in an equivalent investment with a similar contingent coupon rate. To the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new notes. UBS is less likely to call the Notes prior to maturity when the expected contingent coupons payable on the Notes are less than the interest that would be payable on other comparable instruments issued by UBS, which includes when the level of any of the underlying assets is less than its coupon barrier. Therefore, the Notes are more likely to remain outstanding when the expected amount payable on the Notes is less than what would be payable on other comparable instruments and when your risk of not receiving a contingent coupon is relatively higher. Such periods generally coincide with a period of greater risk of principal loss on your Notes.

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An investment in Notes with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features — Because of the issuer call and contingent coupon features of the Notes, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise, and the contingent coupon rate on the Notes may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your Notes at such time, the value of your Notes in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the Notes prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk.

Risks Relating to Characteristics of the Underlying Assets
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You are exposed to the market risk of each underlying asset - Your return on the Notes is not linked to a basket consisting of the underlying assets. Rather, it will be contingent upon the performance of each individual underlying asset. Unlike an instrument with a return linked to a basket of assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying asset. Poor performance by any one of the underlying assets over the term of the Notes will negatively affect your return and will not be offset or mitigated by a positive performance by any other underlying asset. For instance, you will receive a negative return equal to the underlying return of the least performing underlying asset if UBS does not elect to call the Notes and the final level of one underlying asset is less than its downside threshold, even if the underlying return of each other underlying asset is positive or has not declined as much. Accordingly, your investment is subject to the market risk of each underlying asset.
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Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the Notes were linked to a single underlying asset or fewer underlying assets - The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the Notes is greater if you invest in the Notes than the risk of investing in substantially similar securities that are linked to the performance of only one underlying asset or to fewer underlying assets. With more underlying assets, it is more likely that the closing level of an underlying asset will be less than its coupon barrier on any observation date or that the final level of an underlying asset will be less than its downside threshold than if the Notes were linked to a single underlying asset or fewer underlying assets. In addition, the lower the correlation between a pair of underlying assets, the greater the likelihood that one of the underlying assets will decline to a closing level that is less than its coupon barrier on any observation date or a final level of an underlying asset that is less than its downside threshold. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the economic terms of the Notes, including the contingent coupon rate, downside thresholds and coupon barriers are determined, in part, based on the correlation of the underlying assets’ performance calculated using our internal models at the time when the terms of the Notes are finalized. All things being equal, a higher contingent coupon rate and lower downside thresholds and coupon barriers are generally associated with lower correlation of the underlying assets. Therefore, if the performance of a pair of underlying assets is not correlated to each other or is negatively correlated, the risk that you will not receive any contingent coupons or that the final level of any underlying asset will be less than its downside threshold is even greater despite lower coupon barriers and downside thresholds, respectively. With four underlying assets, it is more likely that the performance of one pair of underlying assets will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will not receive any contingent coupons, that the final level of any underlying asset will be less than its downside threshold and that you will lose a significant portion or all of your initial investment at maturity.

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Market risk - The return on the Notes, which may be negative, is directly linked to the performance of the underlying assets and indirectly linked to the performance of the underlying constituents and their issuers (the “underlying constituent issuers”). The levels of the underlying assets can rise or fall sharply due to factors specific to each underlying asset, its underlying constituents and the issuers of the underlying equity constituents (each, an "underlying constituent issuer”) and with respect to an underlying equity, the issuer of such underlying equity (its “underlying equity issuer”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic, political and other conditions. You, as an investor in the Notes, should conduct your own investigation into these entities and the underlying assets. For additional information regarding the underlying assets please see “Information About the Underlying Assets” herein and any SEC filings referred to in that section. We urge you to review financial and other information filed periodically by an underlying equity issuer with the SEC.

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There can be no assurance that the investment view implicit in the Notes will be successful - It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall. There can be no assurance that the closing level of each underlying asset will be equal to or greater than its coupon barrier on any observation date or, if UBS does not elect to call the Notes, that the final level of each underlying asset will be equal to or greater than its downside threshold. The level of each underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers and, with respect to an underlying equity, its underlying equity issuer. You should be willing to accept the downside risks associated with each underlying asset in general and its underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.

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There is no affiliation between any underlying equity issuer, underlying constituent issuer or index sponsor and UBS, and UBS is not responsible for any disclosure by such entities - We are not affiliated with any underlying equity issuer, underlying constituent issuer, any index sponsor or the index sponsor of any target index. We and our affiliates may currently, or from time to time in the future engage in business with an underlying equity issuer, underlying constituent issuer or index sponsor. However, we are not affiliated with any such entity and are not responsible for its public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Notes, should conduct your own investigation into such entities, the underlying assets and the underlying constituents. No such entity is involved in the Notes offered hereby in any way or has any obligation of any sort with respect to your Notes or has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and return on, your Notes.

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The value of an underlying equity may not completely track the value of its underlying constituents - Although the trading characteristics and valuations of an ETF will usually mirror the characteristics and valuations of its underlying constituents, the level of an ETF may not completely track the value of its underlying constituents. The level of each underlying equity will reflect transaction costs and fees that the underlying constituents in which an ETF invests do not have. In addition, although an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for an ETF or that there will be liquidity in the trading market.

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Fluctuation of NAV - The net asset value (the ``NAV'') of an ETF may fluctuate with changes in the market value of its underlying constituents. The market prices of an ETF may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of an ETF may differ from its NAV per share; an ETF may trade at, above or below its NAV per share, meaning the level of each underlying equity may not reflect its NAV.

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Failure of the State Street® Utilities Select Sector SPDR® ETF to track the level of its target index - While the State Street® Utilities Select Sector SPDR® ETF is designed and intended to track the level of a specific index as specified herein (its "target index"), various factors, including fees and other transaction costs, will prevent an ETF from correlating exactly with changes in the level of its target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, an ETF may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. ETFs, including the State Street® Utilities Select Sector SPDR® ETF, are therefore subject to the risk that the investment strategy selected by its investment advisor does not successfully track the level of its target index, as discussed further herein. Accordingly, the performance of the State Street® Utilities Select Sector SPDR® ETF will not be equal to the performance of its target index during the term of the Notes.

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The Notes are subject to risks associated with the utilities sector - All or substantially all of the underlying constituents held by the State Street® Utilities Select Sector SPDR® ETF are issued by companies whose primary business is directly associated with the utilities sector. The assets of the State Street® Utilities Select Sector SPDR® ETF will be concentrated in the utilities sector, which means that it will be more affected by the performance of the utilities sector than a fund that is more diversified. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company's earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company's equipment unusable or obsolete and negatively impact profitability.

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The State Street® Utilities Select Sector SPDR® ETF utilizes a passive indexing investment approach - The State Street® Utilities Select Sector SPDR® ETF is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the State Street® Utilities Select Sector SPDR® ETF, utilizing a "passive" or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate or provide a representative sample of such target index. Therefore, unless a specific underlying constituent is removed from its target index, the State Street® Utilities Select Sector SPDR® ETF generally would not sell a security because the issuer of such underlying constituent (its "underlying constituent issuer") was in financial trouble. In addition, the State Street® Utilities Select Sector SPDR® ETF is subject to the risk that the investment strategy of its investment advisor may not produce the intended results.

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Failure of the iShares® 20+ Year Treasury Bond ETF to track the level of its target index - While the iShares® 20+ Year Treasury Bond ETF is designed and intended to track the level of a specific index as specified herein (its "target index"), various factors, including fees and other transaction costs, will prevent an ETF from correlating exactly with changes in the level of its target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, an ETF may not invest in all the securities, assets, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. ETFs, including the iShares® 20+ Year Treasury Bond ETF, are therefore subject to the risk that the investment strategy selected by its investment advisor does not successfully track the level of its target index, as discussed further herein. Accordingly, the performance of the iShares® 20+ Year Treasury Bond ETF will not be equal to the performance of its target index during the term of the Notes.

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The iShares® 20+ Year Treasury Bond ETF utilizes a passive indexing investment approach - The iShares® 20+ Year Treasury Bond ETF is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the iShares® 20+ Year Treasury Bond ETF, utilizing a "passive" or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of assets that generally replicate or provide a representative sample of such target index. Therefore, unless a specific underlying constituent is removed from its target index, the iShares® 20+ Year Treasury Bond ETF generally would not sell a security because the issuer of such underlying constituent (its "underlying constituent issuer") was in financial trouble. In addition, the iShares® 20+ Year Treasury Bond ETF is subject to the risk that the investment strategy of its investment advisor may not produce the intended results.

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The Notes provide exposure solely to the iShares® 20+ Year Treasury Bond ETF's price performance, which excludes all of the iShares® 20+ Year Treasury Bond ETF's distributions of interest payments and, therefore, an investment in the Notes involves different considerations than a direct investment in the iShares® 20+ Year Treasury Bond ETF - The Notes provide exposure to the price performance of the iShares® 20+ Year Treasury Bond ETF, not its yield performance. The "price performance" of the iShares® 20+ Year Treasury Bond ETF will depend solely on changes in the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF (as reflected in the iShares® 20+ Year Treasury Bond ETF's market price) and will exclude all distributions by the iShares® 20+ Year Treasury Bond ETF of any interest payments on those bonds. By contrast, the overall performance of a direct investment in the iShares® 20+ Year Treasury Bond ETF would reflect changes in the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF as well as interest payments on those bonds. We refer to the overall performance of a direct investment in the iShares® 20+ Year Treasury Bond ETF, taking into account changes in bond values as well as interest payments, as its "yield performance".

In stable market conditions (i.e., conditions with stable interest rates and credit risks, resulting in stable bond values), the overall return on a direct investment in the iShares® 20+ Year Treasury Bond ETF would be expected to be attributable primarily, if not solely, to distributions by the iShares® 20+ Year Treasury Bond ETF of interest payments on the bonds held by the iShares® 20+ Year Treasury Bond ETF. In these conditions, the yield performance of the iShares® 20+ Year Treasury Bond ETF would be positive, but its price performance, which is the performance relevant to the Notes, would be roughly zero. The price performance of the iShares® 20+ Year Treasury Bond ETF would be expected to be positive only if market conditions that affect bond values change in a direction that is favorable to bond values. The most significant market conditions affecting bond values are prevailing market interest rates and credit risk. In general, bond values rise when prevailing market interest rates fall and/or when perceptions of issuer creditworthiness improve. Therefore, in order for the iShares® 20+ Year Treasury Bond ETF to have positive price performance, and in order for the Notes to produce a positive return, prevailing market interest rates would need to fall and/or the perceived creditworthiness of the United States would need to improve over the term of the Notes (in each case without a countervailing unfavorable movement by any other relevant factor). If neither of these circumstances comes to pass, the iShares® 20+ Year Treasury Bond ETF is unlikely to have positive price performance, and if the opposite circumstances occur (i.e., if prevailing market interest rates rise and/or the perceived creditworthiness of the United States deteriorates), the price performance of the iShares® 20+ Year Treasury Bond ETF is likely to be negative. In any such case, the price performance of the iShares® 20+ Year Treasury Bond ETF may be zero or negative even though the yield performance of the iShares® 20+ Year Treasury Bond ETF over the same period is positive.

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The value of the iShares® 20+ Year Treasury Bond ETF may be influenced by unpredictable changes in the markets and economies of the U.S. - The price of the iShares® 20+ Year Treasury Bond ETF that attempts to track the performance of an index composed of U.S. Treasury bonds may be influenced by unpredictable changes, or expectations of changes, in the U.S. market. Changes in the U.S. government that may influence the value of the iShares® 20+ Year Treasury Bond ETF include:

●economic performance, including any financial or economic crises and changes in the gross domestic product, the principal sectors, inflation, employment and labor, and prevailing prices and wages;

●the monetary system, including the monetary policy, the exchange rate policy, the economic and tax policies, banking regulation, credit allocation and exchange controls;

●the external sector, including the amount and types of foreign trade, the geographic distribution of trade, the balance of payments, and reserves and exchange rates;

●public finance, including the budget process, any entry into or termination of any economic or monetary agreement or union, the prevailing accounting methodology, the measures of fiscal balance, revenues and expenditures, and any government enterprise or privatization program; and

●public debt, including external debt, debt service and the debt record.

These and other factors interrelate in complex ways, and the effect of one factor on the market value of the bonds underlying the iShares® 20+ Year Treasury Bond ETF may offset or enhance the effect of another factor. Changes in the price of the iShares® 20+ Year Treasury Bond ETF may adversely affect the market value of, and return on, the Notes.

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The iShares® 20+ Year Treasury Bond ETF is subject to significant risks, including interest rate-related and credit-related risks - The iShares® 20+ Year Treasury Bond ETF invests in U.S. dollar-denominated fixed-income securities. The performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the Notes will only reflect changes in the market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF and will not reflect interest payments on these bonds. As a result, the performance of the iShares® 20+ Year Treasury Bond ETF that is measured for purposes of the Notes will be less, and perhaps significantly less, than the return that would be realized by a direct investor in the iShares® 20+ Year Treasury Bond ETF or a direct investor in the bonds held by the iShares® 20+ Year Treasury Bond ETF. The market prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the iShares® 20+ Year Treasury Bond ETF, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The iShares® 20+ Year Treasury Bond ETF holds U.S. Treasury securities with a remaining maturity of more than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates may cause the value of the bonds held by the iShares® 20+ Year Treasury Bond ETF and the value of the iShares® 20+ Year Treasury Bond ETF to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

●sentiment regarding underlying strength in the U.S. economy and global economies;

●expectations regarding the level of price inflation;

●sentiment regarding credit quality in the U.S. and global credit markets;

●central bank policies regarding interest rates; and

●the performance of U.S. and foreign capital markets.

The prices of the bonds held by the iShares® 20+ Year Treasury Bond ETF are also significantly influenced by the creditworthiness of the issuer of the bonds (i.e., the U.S. government). The bonds held by the iShares® 20+ Year Treasury Bond ETF may have their credit ratings downgraded or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of such bonds may suffer significant and rapid price declines. Any such decline may have a material adverse effect on the value of the iShares® 20+ Year Treasury Bond ETF and, therefore, the market value of, and return on, your Notes.

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Your investment is subject to concentration risks The iShares® 20+ Year Treasury Bond ETF invests in U.S. Treasury bonds that are all obligations of the United States. As a result, the iShares® 20+ Year Treasury Bond ETF is concentrated in the performance of bonds issued by a single issuer that have the same general tenor and terms. Although your investment in the Notes will not result in the ownership or other direct interest in the U.S. Treasury bonds held by the iShares® 20+ Year Treasury Bond ETF, the return on your investment in the Notes will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk perceived by the market that the U.S. Treasury may default on its obligations (whether for credit or legislative process reasons), any actual default by the U.S. Treasury on its obligations or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect the iShares® 20+ Year Treasury Bond ETF and may adversely affect the market value of, and return on, your Notes.

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The Nasdaq-100 Index® reflects price return, not total return - The return on the Notes is based on the performance of the Nasdaq-100 Index®, which reflects the changes in the market prices of its underlying constituents. The Nasdaq-100 Index® is not a "total return" index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on its underlying constituents. The return on the Notes will not include such a total return feature or dividend component.

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The Notes are subject to risks associated with non-U.S. companies - The Nasdaq-100 Index® is comprised, in part, of non-U.S. companies. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable underlying constituents include the possibility of recent or future changes in the non-U.S. government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in securities of non-U.S. companies and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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The Notes are subject to small-capitalization stock risks - The Notes are subject to risks associated with small-capitalization companies because the Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

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The Russell 2000® Index reflects price return, not total return - The return on the Notes is based on the performance of the Russell 2000® Index, which reflects the changes in the market prices of its underlying constituents. The Russell 2000® Index is not a "total return" index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on its underlying constituents. The return on the Notes will not include such a total return feature or dividend component.

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Changes affecting an underlying index, including regulatory changes, could have an adverse effect on the market value of, and return on, your Notes - The policies of any index sponsor as specified under “Information About the Underlying Assets” (each, an “index sponsor”) concerning additions, deletions and substitutions of the underlying constituents and the manner in which such index sponsor takes account of certain changes affecting those underlying constituents may adversely affect the level of the applicable underlying index. The policies of an index sponsor with respect to the calculation of the applicable underlying index could also adversely affect the level of such underlying index. An index sponsor may discontinue or suspend calculation or dissemination of the applicable underlying index. Further, indices like each underlying index have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (the applicable underlying index) or the administrator (its index sponsor) or user of a benchmark (such as UBS), to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, it may deem the closing level of the original underlying index on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. Such events and the potential adjustments are described further in the accompanying product supplement under “— Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation”. Notwithstanding the ability of the calculation agent to make any of the foregoing adjustments, any such change or event could adversely affect the market value of, and return on, the Notes.

Estimated Value Considerations
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The issue price you pay for the Notes will exceed their estimated initial value - The issue price you pay for the Notes will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Notes by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Notes incorporate certain variables, including the levels and volatility of the underlying assets and underlying constituents, any expected dividends on the underlying constituents and an underlying equity, the correlation of the underlying assets, prevailing interest rates, the term of the Notes and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the Notes to you. Due to these factors, the estimated initial value of the Notes as of the trade date will be less than the issue price you pay for the Notes.

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The estimated initial value is a theoretical price; the actual price at which you may be able to sell your Notes in any secondary market (if any) at any time after the trade date may differ from the estimated initial value - The value of your Notes at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Underlying Assets — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Notes in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Notes determined by reference to our internal pricing models. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Notes as of the trade date - We may determine the economic terms of the Notes, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Notes cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Notes as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Notes.

Risks Relating to Liquidity and Secondary Market Price Considerations
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There may be little or no secondary market for the Notes - The Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the Notes and may stop making a market at any time. If you are able to sell your Notes prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the Notes does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Notes in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Notes in the secondary market (if any) may be greater than UBS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements - For a limited period of time following the issuance of the Notes, UBS Securities LLC or its affiliates may offer to buy or sell such Notes at a price that exceeds (i) our valuation of the Notes at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Notes following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Notes, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Notes. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Economic and market factors affecting the terms and market price of Notes prior to maturity - Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. These factors include the levels of the underlying assets and the underlying constituents; the volatility of the underlying assets and the underlying constituents; any expected dividends on the underlying constituents and an underlying equity; the correlation of the underlying assets; the time remaining to the maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS; the then current bid-ask spread for the Notes and the factors discussed under “Risks Relating to Hedging Activities and Conflicts of Interest — Potential conflicts of interest” below. These and other factors are unpredictable and interrelated and may offset or magnify each other.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices - All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Notes in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest
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Potential conflicts of interest - UBS and its affiliates may engage in business with any underlying equity issuer or underlying constituent issuer, as applicable, which may present a conflict between the interests of UBS and you, as a holder of the Notes. Moreover, UBS may elect to call the Notes pursuant to the issuer call feature. If UBS so elects, the decision may be based on factors contrary to those favorable to a holder of the Notes, such as, but not limited to, those described under “— Risks Relating to Return Characteristics — UBS may elect to call the Notes prior to maturity and the Notes are subject to reinvestment risk” and “— An investment in Notes with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features”. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the Notes, if any, based on observed closing levels of the underlying assets. The calculation agent can postpone the determination of the terms of the Notes if a market disruption event occurs or is continuing on the strike date, any observation date or the final valuation date. As UBS determines the economic terms of the Notes, including the contingent coupon rate, downside thresholds and coupon barriers, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the Notes represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Additionally, UBS and its affiliates act in various capacities with respect to the Notes, including as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, and any other third-party dealers, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Notes in the secondary market.

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Following certain events, the calculation agent can make adjustments to an underlying equity and the terms of the Notes that may adversely affect the market value of, and return on, the Notes - Following certain events affecting an underlying equity, the calculation agent may make adjustments to its initial level, coupon barrier, downside threshold and/or final level, as applicable, and any other term of the Notes and, in some instances, may replace such underlying equity. However, the calculation agent will not make an adjustment in response to every event that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the Notes resulting solely from any such event to achieve an equitable result. Following certain events relating to an underlying equity, such as its discontinuance, a delisting or suspension of trading, or a material modification, the return on the Notes may be based on a share of another ETF, on a basket of securities, futures contracts, commodities and/or other assets that the calculation agent determines is comparable to the affected ETF’s underlying constituents or on an alternative calculation of such ETF. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Notes. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

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Potential UBS impact on price - Trading or transactions by UBS or its affiliates in any underlying asset or underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of any underlying asset or underlying constituent, may adversely affect the levels of the applicable underlying assets and, therefore, the market value of, and return on, the Notes.

Further, UBS is less likely to call the Notes when the closing level of any underlying asset is trading less than its coupon barrier, and, therefore, any hedging activities that adversely affect the level of such underlying asset may also diminish the probability of UBS calling the Notes.

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Potentially inconsistent research, opinions or recommendations by UBS - UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and return on, the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets.

Risks Relating to General Credit Characteristics
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Credit risk of UBS - The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS' actual and perceived creditworthiness may affect the market value of the Notes. If UBS were to default on its obligations, you may not receive any payments owed to you under the terms of the Notes and you could lose all of your initial investment.

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The Notes are not bank deposits - An investment in the Notes carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Notes have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

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If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Notes and/or the ability of UBS to make payments thereunder - The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Notes) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the Notes, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Notes. Prior to any debt-to-equity swap or write-off with respect to any Notes, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the Notes; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the Notes will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the Notes. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the Notes, the price or value of their investment in the Notes and/or the ability of UBS to satisfy its obligations under the Notes and could lead to holders losing some or all of their investment in the Notes.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the Notes and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Notes or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation
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Uncertain tax treatment - Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Notes?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

Hypothetical Examples of How the Notes Might Perform

The below examples are based on hypothetical terms. The actual terms will be set on the strike date and will be indicated on the cover of the final pricing supplement.

The examples below illustrate the payment upon an issuer call or at maturity for a $1,000 Note on a hypothetical offering of the Notes, with the following assumptions (amounts may have been rounded for ease of reference):

Principal Amount:	$1,000
Term:	Approximately 54 months
Contingent Coupon Rate:	11.30% per annum
Contingent Coupon:	$9.4167
Observation Dates:	Monthly (callable after 3 months)

Initial Level:

Underlying Asset A:	$100.00
Underlying Asset B:	$100.00

Underlying Asset C:	100.00

Underlying Asset D:	100.000

Downside Threshold:

Underlying Asset A:	$60.00 (which is 60.00% of the initial level)
Underlying Asset B:	$60.00 (which is 60.00% of the initial level)

Underlying Asset C:	60.00 (which is 60.00% of the initial level)

Underlying Asset D:	60.000 (which is 60.000% of the initial level)

Coupon Barrier:

Underlying Asset A:	$70.00 (which is 70.00% of the initial level)
Underlying Asset B:	$70.00 (which is 70.00% of the initial level)

Underlying Asset C:	70.00 (which is 70.00% of the initial level)

Underlying Asset D:	70.000 (which is 70.000% of the initial level)

Example 1 — On the first potential Call Settlement Date, UBS elects to call the Notes.

Date	Closing Level	Payment (per Note)
First Observation Date through Second Observation Date	Underlying Asset A: Various (all equal to or greater than Coupon Barrier)	$18.8334 (Aggregate Contingent Coupons - Not Callable)
Underlying Asset B: Various (all equal to or greater than Coupon Barrier)
Underlying Asset C: Various (all equal to or greater than Coupon Barrier)
Underlying Asset D: Various (all equal to or greater than Coupon Barrier)
Third Observation Date	Underlying Asset A: $66.00 (less than Coupon Barrier)	$1,000.00 (Call Settlement Amount)
Underlying Asset B: $107.80 (equal to or greater than Coupon Barrier)
Underlying Asset C: 127.40 (equal to or greater than Coupon Barrier)
Underlying Asset D: 137.200 (equal to or greater than Coupon Barrier)
	Total Payment:	$1,018.8334 (1.88334% total return)

Because UBS elects to call the Notes on the first potential call settlement date (which is approximately 3 months after the trade date) and the closing level of underlying asset A is less than its coupon barrier on the related observation date, UBS will pay you on the call settlement date a total of $1,000.00 per Note, reflecting your principal amount. When added to the contingent coupon(s) of $18.8334 received in respect of the prior observation date(s), UBS will have paid you a total of $1,018.8334 per Note, for a total return of 1.88334% on the Notes. You will not receive any further payments on the Notes.

Example 2 — UBS does NOT elect to call the Notes prior to maturity and the Final Level of each Underlying Asset is equal to or greater than its Downside Threshold and Coupon Barrier.

Date	Closing Level	Payment (per Note)
First Observation Date	Underlying Asset A: $76.44 (equal to or greater than Coupon Barrier)	$9.4167 (Contingent Coupon)
	Underlying Asset B: $114.40 (equal to or greater than Coupon Barrier)
	Underlying Asset C: 135.20 (equal to or greater than Coupon Barrier)
	Underlying Asset D: 145.600 (equal to or greater than Coupon Barrier)
Second Observation Date through Fifty-third Observation Date	Underlying Asset A: Various (all less than Coupon Barrier)	$0.00
	Underlying Asset B: Various (all equal to or greater than Coupon Barrier)
	Underlying Asset C: Various (all equal to or greater than Coupon Barrier)

Underlying Asset D: Various (all equal to or greater than Coupon Barrier)
Final Valuation Date	Underlying Asset A: $73.50 (equal to or greater than Coupon Barrier and Downside Threshold)	$1,009.4167 (Payment at Maturity)
Underlying Asset B: $110.00 (equal to or greater than Coupon Barrier and Downside Threshold)
Underlying Asset C: 130.00 (equal to or greater than Coupon Barrier and Downside Threshold)
Underlying Asset D: 140.000 (equal to or greater than Coupon Barrier and Downside Threshold)
	Total Payment:	$1,018.8334 (1.88334% total return)

Because UBS does not elect to call the Notes prior to maturity and the final level of each underlying asset is equal to or greater than its downside threshold, UBS will pay you a cash payment per Note at maturity equal to the principal amount. Because the final level of each underlying asset was also equal to or greater than its coupon barrier, a contingent coupon will be paid with respect to the final valuation date. At maturity, UBS will pay you a total of $1,009.4167 per Note (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupon(s) of $9.4167 received in respect of the prior observation date(s), UBS will have paid you a total of $1,018.8334 per Note, for a total return of 1.88334% on the Notes.

Example 3 — UBS does NOT elect to call the Notes prior to maturity and the Final Level of each Underlying Asset is equal to or greater than its Downside Threshold and the Final Level of any Underlying Asset is less than its Coupon Barrier.

Date	Closing Level	Payment (per Note)
First Observation Date	Underlying Asset A: $74.97 (equal to or greater than Coupon Barrier)	$9.4167 (Contingent Coupon)
Underlying Asset B: $112.20 (equal to or greater than Coupon Barrier)
Underlying Asset C: 132.60 (equal to or greater than Coupon Barrier)
Underlying Asset D: 142.800 (equal to or greater than Coupon Barrier)
Second Observation Date through Fifty-third Observation Date	Underlying Asset A: Various (all less than Coupon Barrier)	$0.00
Underlying Asset B: Various (all equal to or greater than Coupon Barrier)
Underlying Asset C: Various (all equal to or greater than Coupon Barrier)
Underlying Asset D: Various (all equal to or greater than Coupon Barrier)
Final Valuation Date	Underlying Asset A: $65.00 (less than Coupon Barrier; equal to or greater than Downside Threshold)	$1,000.00 (Payment at Maturity)
Underlying Asset B: $107.00 (equal to or greater than Coupon Barrier and Downside Threshold)
Underlying Asset C: 106.00 (equal to or greater than Coupon Barrier and Downside Threshold)
Underlying Asset D: $108.000 (equal to or greater than Coupon Barrier and Downside Threshold)
	Total Payment:	$1,009.4167 (0.94167% total return)

Because UBS does not elect to call the Notes prior to maturity and the final level of each underlying asset is equal to or greater than its downside threshold, UBS will pay you a cash payment per Note at maturity equal to the principal amount. Because the final level of Underlying Asset A is also less than its coupon barrier, no contingent coupon will be paid with respect to the final valuation date. At maturity, UBS will pay you a total of $1,000.00 per Note (reflecting your principal amount). When added to the contingent coupon(s) of $9.4167 received in respect of the prior observation date(s), UBS will have paid you a total of $1,009.4167 per Note, for a total return of 0.94167% on the Notes.

Example 4 — UBS does NOT elect to call the Notes prior to maturity and the Final Level of each Underlying Asset is less than its Downside Threshold and Coupon Barrier.

Date	Closing Level	Payment (per Note)
First Observation Date	Underlying Asset A: $75.34 (equal to or greater than Coupon Barrier)	$9.4167 (Contingent Coupon)
	Underlying Asset B: $112.75 (equal to or greater than Coupon Barrier)
	Underlying Asset C: 133.25 (equal to or greater than Coupon Barrier)
	Underlying Asset D: 143.500 (equal to or greater than Coupon Barrier)
Second Observation Date through Fifty-third Observation Date	Underlying Asset A: Various (all less than Coupon Barrier)	$0.00
	Underlying Asset B: Various (all equal to or greater than Coupon Barrier)

Underlying Asset C: Various (all equal to or greater than Coupon Barrier)
Underlying Asset D: Various (all equal to or greater than Coupon Barrier)
Final Valuation Date	Underlying Asset A: $40.00 (less than Coupon Barrier and Downside Threshold)	$1,000.00 x (1 + Underlying Return of the Least Performing Underlying Asset) = $1,000.00 x [1 + (-60% )] = $1,000.00 x 0.40 = $400.00 (Payment at Maturity)
Underlying Asset B: $120.00 (equal to or greater than Coupon Barrier and Downside Threshold)
Underlying Asset C: 110.00 (equal to or greater than Coupon Barrier and Downside Threshold)
Underlying Asset D: 90.000 (equal to or greater than Coupon Barrier and Downside Threshold)
	Total Payment:	$409.4167 (59.05833% loss)

Because UBS does not elect to call the Notes prior to maturity and the final level of Underlying Asset A is less than its downside threshold, at maturity you will be exposed to the negative return of the least performing underlying asset and UBS will pay you $400.00 per Note. When added to the contingent coupon(s) of $9.4167 received in respect of the prior observation date(s), UBS will have paid you $409.4167 per Note, for a loss on the Notes of 59.05833%.

We make no representation or warranty as to which of the underlying assets will be the least performing underlying asset for the purposes of calculating your actual payment at maturity.

Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect to call the Notes, you may lose a significant portion or all of your initial investment. Specifically, if UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying asset and, in extreme situations, you could lose all of your initial investment.

You will be exposed to the market risk of each underlying asset on each observation date (including the final valuation date), and any decline in the level of one underlying asset may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying asset. UBS may elect to call the Notes at its discretion (monthly, beginning after 3 months) regardless of the performance of the underlying assets. If UBS does not elect to call the Notes and the final level of any underlying asset is less than its downside threshold, you will lose a significant portion or all of your initial investment at maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any payments owed to you under the Notes and you could lose all of your initial investment.

Information About the Underlying Assets

All disclosures contained in this document regarding each underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying asset. You should make your own investigation into each underlying asset.

Included below is a brief description of each underlying asset. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each underlying asset. The information given below is for the period indicated. We obtained the past performance information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of any underlying asset as an indication of future performance.

An underlying equity is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by an underlying equity issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov. Information filed with the SEC by an underlying equity issuer can be located by reference to its SEC file number provided below.

State Street® Utilities Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Utilities Select Sector SPDR® ETF (the “XLU Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLU Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The XLU Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLU Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index (the “target index”). The target index seeks to measure the performance of the utilities segment of the U.S. equity market and includes companies that have been identified as utilities companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the XLU Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLU Fund’s website. Expenses of the XLU Fund reduce the net asset value of the assets held by the XLU Fund and, therefore, reduce the value of the shares of the XLU Fund.

In seeking to track the performance of the target index, the XLU Fund employs a replication strategy, which means that the XLU Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLU Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index. In addition, the XLU Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).

Shares of the XLU Fund are listed on the NYSE Arca under the ticker symbol “XLU”.

Information from outside sources including, but not limited to the prospectus related to the XLU Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLU Fund or the target index.

Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLU Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The graph below illustrates the performance of the XLU Fund's shares for the period indicated, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The solid lines respectively represent its hypothetical coupon barrier of $31.62, which is equal to 70.00% of an intraday level on April 21, 2026 and hypothetical downside threshold of $27.10, which is equal to 60.00% of an intraday level on April 21, 2026. The actual initial level, coupon barrier and downside threshold will be determined on the strike date. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

iShares® 20+ Year Treasury Bond ETF

We have derived all information contained herein regarding the iShares® 20+ Year Treasury Bond Fund (the "TLT Fund") and the ICE® U.S. Treasury 20+ Year Bond Index (the "Target Index") from publicly available information. Such information reflects the policies of, and is subject to changes by, BlackRock Fund Advisors ("BFA"), the investment adviser of the TLT Fund and ICE Date Indices, LLC, the "Target Index Sponsor"), respectively. We have not undertaken an independent review or due diligence of any publicly available information regarding the TLT Fund or the Target Index.

The TLT Fund is one of the investment portfolios that constitute the iShares Trust. The TLT Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Target Index, which measures the performance of public fixed rate obligations of the U.S. Treasury that have a remaining maturity greater than or equal to twenty years and at least $300 million par amount outstanding (excluding zero-coupon STRIPS). The Target Index is market capitalization-weighted based on amounts outstanding reduced by amounts held by the Federal Reserve's System Open Market Account ("SOMA") and does not include new issuances bought at auction by the Federal Reserve. The Target Index is updated on the last calendar day of each month. Prior to March 31, 2016, the TLT Fund tracked the Bloomberg Barclays U.S. 20+ Year Treasury Bond Index.

The TLT Fund generally invests at least 80% of its assets in the Reference Asset Constituents and at least 90% of its assets in U.S. Treasury securities that the Investment Adviser believes will help the TLT Fund track the Target Index. The TLT Fund may invest up to 10% of its assets in futures, options and swaps contracts that the Investment Adviser believes will help the TLT Fund track the Target Index, along with cash and cash equivalent investments associated with a derivative position.

Shares of the TLT Fund are listed on the Nasdaq Global Market under ticker symbol "TLT".

Information from outside sources including, but not limited to the prospectus related to the TLT Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference.

Information filed by the iShares Trust with the SEC, including the prospectus for the TLT Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The graph below illustrates the performance of the TLT Fund's shares for the period indicated, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The solid lines respectively represent its hypothetical coupon barrier of $60.72, which is equal to 70.00% of an intraday level on April 21, 2026 and hypothetical downside threshold of $52.05, which is equal to 60.00% of an intraday level on April 21, 2026. The actual initial level, coupon barrier and downside threshold will be determined on the strike date. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

Nasdaq-100 Index®

We have derived all information regarding the Nasdaq-100 Index® ("NDX") contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nasdaq, Inc. and its affiliates (its "index sponsor" or "Nasdaq"). NDX is published by Nasdaq, but Nasdaq has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is determined, comprised and calculated by Nasdaq without regard to this instrument.

As discussed more fully in the index supplement under the heading "Underlying Indices and Underlying Index Publishers - Nasdaq-100 Index®", NDX includes 100 of the largest domestic and international non-financial securities listed on the Nasdaq Stock Market® ("Nasdaq") based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.

NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq will review the composition of NDX on a quarterly basis and adjust the weightings of Index components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The graph below illustrates the performance of the Nasdaq-100 Index® for the period indicated, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The solid lines respectively represent its hypothetical coupon barrier of 18,572.04, which is equal to 70.00% of an intraday level on April 21, 2026 and hypothetical downside threshold of 15,918.89, which is equal to 60.00% of an intraday level on April 21, 2026. The actual initial level, coupon barrier and downside threshold will be determined on the strike date. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index ("RTY") contained in this document, including, without limitation, its makeup, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the "index sponsor" or "FTSE Russell").

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.

As discussed more fully in the index supplement under the heading "Underlying Indices and Underlying Index Publishers - Russell 2000 Index," RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY's value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the "adjusted" capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The graph below illustrates the performance of the Russell 2000® Index for the period indicated, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The solid lines respectively represent its hypothetical coupon barrier of 1,937.285, which is equal to 70.00% of an intraday level on April 21, 2026 and hypothetical downside threshold of 1,660.530, which is equal to 60.00% of an intraday level on April 21, 2026. The actual initial level, coupon barrier and downside threshold will be determined on the strike date. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

Correlation of the Underlying Assets

The graph below illustrates the daily performance of the underlying assets for the period indicated. For comparison purposes, each underlying asset has been normalized to have a closing level of 100 on April 21, 2016 by dividing the closing level of that underlying asset on each trading day by the closing level of that underlying asset on April 21, 2016 and multiplying by 100. We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification.

The closer the relationship of the daily returns of the underlying assets over a given period, the more positively correlated those underlying assets are. The lower (or more negative) the correlation of the underlying assets, the less likely it is that those underlying assets will move in the same direction and therefore, the greater the potential for the closing level or final level of one of those underlying assets to be less than its coupon barrier or downside threshold on any observation date or on the final valuation date, respectively. This is because the less positively correlated the underlying assets are, the greater the likelihood that at least one of the underlying assets will decrease in value. However, even if the underlying assets have a higher positive correlation, the closing level or final level of one or more of the underlying assets might be less than its coupon barrier or downside threshold on any observation date or on the final valuation date, respectively, as the underlying assets may decrease in value together. Although the correlation of the underlying assets’ performance may change over the term of the Notes, the correlations referenced in setting the terms of the Notes are calculated using UBS’ internal models at the time when the terms of the Notes are set and are not derived from the daily returns of the underlying assets over the period set forth below. A higher contingent coupon rate is generally associated with lower correlation of the underlying assets, which reflects a greater potential for missed contingent coupons and for a loss on your investment at maturity. See “Key Risks — Risks Relating to Return Characteristics — A higher contingent coupon rate or lower downside thresholds or coupon barriers may reflect greater expected volatility of each of the underlying assets, and greater expected volatility generally indicates an increased risk of loss at maturity”, “Risks Relating to Characteristics of the Underlying Assets — You are exposed to the market risk of each underlying asset” and “Risks Relating to Characteristics of the Underlying Assets —Because the Notes are linked to the least performing underlying asset, you are exposed to a greater risk of no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the Notes were linked to a single underlying asset or fewer underlying assets” herein.

Past performance of the underlying assets is not indicative of the future performance of the underlying assets.

What Are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Notes, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Notes as prepaid derivative contracts with respect to the underlying assets. If your Notes are so treated, any contingent coupon that is paid by UBS (including on the maturity date or call settlement date) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our information reporting obligations, if any, we intend to treat the contingent coupons as ordinary income.

In addition, excluding amounts or proceeds attributable to any contingent coupon, you should generally recognize gain or loss upon the taxable disposition of your Notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Notes. Subject to the “constructive ownership” rules of Section 1260 of the Code, discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your Notes prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

We will not attempt to ascertain whether any underlying equity issuer or underlying constituent issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the taxable disposition of a Note. Both U.S. holders and non-U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by any such entity and consult their tax advisors regarding the possible consequences to them in the event that any such entity is or becomes a PFIC or USRPHC.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Section 1260. Because an underlying asset that is an ETF would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Notes were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to the discussions below with respect to Section 871(m) of the Code and FATCA (as defined below), our special U.S. tax counsel is of the opinion that contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code, discussed above, and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition or maturity of the Notes generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the Notes are not “delta-one” with respect to any underlying asset or any underlying constituents, as applicable, our special U.S. tax counsel is of the opinion that the Notes should not be delta one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Notes are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting an underlying asset, any underlying constituents, as applicable, or your Notes, and following such occurrence your Notes could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of an underlying asset, any underlying constituents, as applicable, or the Notes. A non-U.S. holder that enters, or has entered, into other transactions in respect of an underlying asset, any underlying constituents, as applicable, or the Notes should consult its tax advisor regarding the application of Section 871(m) of the Code to its Notes in the context of its other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there may be no interest payments over the term of the Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes, arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying constituent issuers and underlying equity issuers, as applicable).

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase, all of the Notes at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC intends to resell the Notes to one or more third-party dealers at a discount from the issue price to the public equal to the underwriting discount indicated on the cover hereof. Certain of such third-party dealers may resell the Notes to other securities dealers at the issue price to the public less an underwriting discount of up to the underwriting discount indicated on the cover hereof. Certain unaffiliated registered investment advisers or fee-based advisory accounts may purchase Notes from a third-party dealer at a purchase price of at least $997.00 per Note, and such third-party dealer, with respect to such sales, may forgo some or all of the underwriting discount. Additionally, we or one of our affiliates will pay a fee to an unaffiliated broker-dealer for providing certain electronic platform services with respect to this offering.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliates' customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Notes, see “Key Risks — Estimated Value Considerations” and “—Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition on Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on Sales to UK Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) nor (ii) qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

		MSCI-EAFE® Index	IS-52
		MSCI® Emerging Markets IndexSM	IS-52
		MSCI® Europe Index	IS-52
		Nikkei 225 Index	IS-58
		S&P/ASX 200 Index	IS-62
		Swiss Market Index	IS-70
		TOPIX®	IS-74
		Prospectus
		Introduction	1
		Cautionary Note Regarding Forward-Looking Statements	3
		Incorporation of Information About UBS AG	6
TABLE OF CONTENTS		Where You Can Find More Information	7
Preliminary Pricing Supplement		Presentation of Financial Information	8
Investment Description	i	Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
Features	i	UBS AG	8
Key Dates	i	Swiss Regulatory Powers	10
Note Offering	i	Use of Proceeds	11
Additional Information About UBS and the Notes	ii	Description of Debt Securities We May Offer	11
Investor Suitability	1	Description of Warrants We May Offer	48
Preliminary Terms	2	Legal Ownership and Book-Entry Issuance	65
Investment Timeline	3	Considerations Relating to Indexed Securities	69
Observation Dates and Coupon Payment Dates	4	Considerations Relating to Floating Rate Securities	72
Key Risks	5	Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
Hypothetical Examples of How the Notes Might Perform	11
Information About the Underlying Assets 14 Correlation of the Underlying Assets 18 What Are the Tax Consequences of the Notes? 19 Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any) 21		U.S. Tax Considerations	77
Product Supplement		Tax Considerations Under the Laws of Switzerland	88
Product Supplement Summary	PS-1	Benefit Plan Investor Considerations	90
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1	Plan of Distribution	92
The Securities are Part of a Series	PS-1	Validity of the Securities	95
Denomination	PS-2	Experts	95
Coupons	PS-2

$• UBS AG Trigger Callable Contingent Yield Notes due on or about October 28, 2030

Preliminary Pricing Supplement dated April 22, 2026

(To Product Supplement dated February 6, 2025, Index Supplement dated February 6, 2025 and Prospectus dated February 6, 2025)

UBS Investment Bank

UBS Securities LLC

Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79
Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-6
Russell 2000® Index	IS-13
S&P 500® Equal Weight Index	IS-21
S&P 500® Index	IS-23
S&P Select Sector Indices	IS-31
Non-U.S. Indices	IS-34
EURO STOXX 50® Index	IS-34
EURO STOXX® Banks Index	IS-40
FTSE® 100 Index	IS-46
MSCI Indexes	IS-52